UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):      September 27, 2019

AWARE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730

(Address of principal executive offices, including zip code)

 Registrant's telephone number, including area code: (781) 276-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AWRE	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2019, the Board of Directors of Aware, Inc. (“Aware”) appointed Robert M. Mungovan to serve as Chief Commercial Officer of Aware, effective October 1, 2019 (the “Effective Date”). Mr. Mungovan, age 56, has been with Aware since June 1997 and has served as Vice President, Biometrics since 2000. Mr. Mungovan previously served as Aware’s Sales and Marketing Manager, Biometrics and Imaging from 1997 to 2000. Mr. Mungovan received his Master’s degree in Business Administration from Boston College, his Master’s degree in Engineering from Worcester Polytechnic Institute and his bachelor’s degree in Physics from Boston College.

On October 1, 2019, Aware and Mr. Mungovan entered into an Employment Agreement (the “Mungovan Employment Agreement”). Pursuant to the Mungovan Employment Agreement, Mr. Mungovan will receive the following compensation: (a) an annual base salary of $275,000, (b) annual cash incentive compensation as determined by the Board or the Compensation Committee with an initial target annual incentive compensation up to 50% of his base salary and tied to Company performance targets as determined by the Compensation Committee, (c) a performance share award of 10,000 shares of Aware’s common stock, which shares shall be issued to Mr. Mungovan on October 1, 2019 and will be forfeitable if Mr. Mungovan is not serving as a director, officer or employee of Aware or any subsidiary of Aware on the six month anniversary of the Effective Date; (d) an unrestricted stock award of 40,000 shares of Aware’s common stock, which shares shall be issued and vested to Mr. Mungovan in four (4) equal installments on each of the first, second, third and fourth anniversaries of the Effective Date provided Mr. Mungovan is serving as a director, officer or employee of Aware or any subsidiary of Aware on such date, (e) an unrestricted stock award of 7,500 shares of Aware’s common stock, which shares shall be issued to Mr. Mungovan on December 31, 2019 provided Mr. Mungovan is serving as a director, officer or employee of Aware or any subsidiary of Aware on such date, (f) a stock option for 25,000 shares of Aware’s common stock with an exercise price per share equal to the greater of (i) the fair market value of a share of Aware’s common stock on the date of grant or (ii) $4.50 (such exercise price referred to as the “Base Exercise Price”) and vesting over four years; (g) a stock option for 25,000 shares of Aware’s common stock with an exercise price per share equal to the Base Exercise Price plus $1.00 and vesting over four years; (h) a stock option for 25,000 shares of Aware’s common stock with an exercise price per share equal to the Base Exercise Price plus $2.00 and vesting over four years; and (i) a stock option for 25,000 shares of Aware’s common stock with an exercise price per share equal to the Base Exercise Price plus $3.00 and vesting over four years. All stock options must be exercised within 60 days of Mr. Mungovan ceasing to be an employee of, or paid consultant to, Aware.

Subject to Mr. Mungovan signing and delivering to Aware a noncompetition agreement and a release of claims, Mr. Mungovan will also be eligible to receive compensation upon termination of Mr. Mungovan’s employment by Aware without “Cause” or by Mr. Mungovan for ”Good Reason” as follows: (a) an amount equal to Mr. Mungovan’s base salary paid during the twelve (12) months immediately preceding the termination of Mr. Mungovan’s employment with Aware, divided by the number of days employed during the twelve (12) months immediately preceding the termination of Mr. Mungovan’s employment with Aware and multiplied by 365, (b) all time-based stock options and other time-based stock-based awards held by Mr. Mungovan in which such stock option or other stock-based award would have vested if Mr. Mungovan had remained employed for an additional twelve (12) months following the date of termination shall vest and become exercisable or nonforfeitable as of the date of termination, and (c) Aware paying the difference between the cost of COBRA continuation coverage, should Mr. Mungovan elect to receive it, for Mr. Mungovan and any dependent who received health insurance coverage prior to termination of Mr. Mungovan’s employment with Aware, and any premium contribution amount applicable to Mr. Mungovan as of such termination, for a period of twelve (12) months following the date of termination of Mr. Mungovan’s employment with Aware.

Pursuant to the change in control provisions in the Mungovan Employment Agreement, if Mr. Mungovan’s employment is terminated during the eighteen (18) month period following a “Change of Control” (a) by Aware without “Cause” or (b) by Mr. Mungovan for “Good Reason”, subject to Mr. Mungovan signing and delivering to Aware a noncompetition agreement and a release of claims, Mr. Mungovan will receive from Aware: (i) a lump-sum amount equal to (A) 1.5 times (B) Mr. Mungovan’s base annual salary paid during the twelve (12) months immediately preceding the termination of Mr. Mungovan’s employment with Aware, divided by the number of days employed during the twelve (12) months immediately preceding the termination of Mr. Mungovan’s employment with Aware and multiplied by 365, (ii) all time-based stock options and other time-based stock-based awards held by Mr. Mungovan as of the occurrence of such Change of Control shall immediately accelerate and become fully exercisable or nonforfeitable as of the date of termination and (iii) the difference between the cost of COBRA continuation coverage, should Mr. Mungovan elect to receive it, for Mr. Mungovan and any dependent who received health insurance coverage prior to termination of Mr. Mungovan’s employment with Aware, and any premium contribution amount applicable to Mr. Mungovan as of such termination, for a period of eighteen (18) months following the date of termination of Mr. Mungovan’s employment with Aware.

A copy of the Mungovan Employment Agreement is attached as Exhibit 10.1 to this Report. The foregoing summary of the Mungovan Employment Agreement is qualified in its entirety by reference to the Mungovan Employment Agreement.

As described above, on October 1, 2019 Aware and Mr. Mungovan entered into a Performance Share Award Agreement (the “Share Award Agreement”). Pursuant to the Share Award Agreement, Mr. Mungovan will receive a stock award of 10,000 shares of Aware’s common stock, which shares shall be issued to Mr. Mungovan on October 1, 2019 and will be forfeitable if Mr. Mungovan is not serving as a director, officer or employee of Aware or any subsidiary of Aware on the six month anniversary of the Effective Date.

A copy of the Share Award Agreement is attached as Exhibit 10.2 to this Report. The foregoing summary of the Share Award Agreement is qualified in its entirety by reference to the Share Award Agreement.

Press Release

On October 1, 2019, Aware issued a press release, attached to this Form 8-K as Exhibit 99.1, announcing that Mr. Mungovan had become Chief Commercial Officer of Aware.

Item 9.01.	Financial Statements and Exhibits.

No financial statements are required to be filed as part of this Report. The following exhibit is filed as part of this Report:

10.1*	Employment Agreement between Aware, Inc. and Robert M. Mungovan dated October 1, 2019
10.2*	Performance Share Award Agreement between Aware, Inc. and Robert M. Mungovan dated October 1, 2019
99.1	Press Release issued by Aware, Inc. on October 1, 2019

*Management contract or compensatory plan

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

By:	/s/ Kevin T. Russell
Kevin T. Russell
Chief Legal and Administrative Officer

Date: October 1, 2019

Exhibit Index

Number	Description

10.1	Employment Agreement between Aware, Inc. and Robert M. Mungovan dated October 1, 2019
10.2	Performance Share Award Agreement between Aware, Inc. and Robert M. Mungovan dated October 1, 2019
99.1	Press Release issued by Aware, Inc. on October 1, 2019

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